Exhibit 3.13

CHARTER

OF

BANK TRAVEL CLUBS OF AMERICA, INC.

The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

1.             The name of the corporation is Bank Travel Clubs of America, Inc.

2.             The duration of the corporation is perpetual.

3.             The address of the principal office of the corporation in the State of Tennessee shall be 2 International Plaza, Nashville, County of Davidson.

4.             The corporation is for profit.

5.             The purpose or purposes for which the corporation is organized are:

To act as an approved sales agent for any and all companies, corporations, and agencies related to the travel industry (such as airlines, steamship companies, railroads, buses, hotels, motels, wholesale travel agencies, etc.), and to sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise deal in and dispose of such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held, or disposed of by the corporation under the laws of the State of Tennessee and selling, or otherwise dealing in, either as principal or agent upon commission or otherwise, any and all kinds of goods, articles, or personal property whatsoever, and generally with full power to perform any and all acts connected therewith or arising therefrom, or incidental thereto, and any and all acts proper or necessary for the purpose of the business.

6.             The maximum number of shares which the corporation shall have the authority to issue is five thousand (5,000) shares, with no par value.

7.             The corporation will not commence business until consideration of $1,000 dollars has been received for the issuance of shares (not less than $1,000).

8.             Other provisions, none.

Dated: December 21, 1981.

/s/ Jay Smith

/s/ Mary Smith

/s/ Sandra J. Smith
(Incorporators)

ARTICLE OF AMENDMENT

OF

BANK TRAVEL CLUBS OF AMERICA, INC.

Pursuant to provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following article of amendment to its charter:

1.             The name of the corporation is Bank Travel Clubs of America, Inc.

2.             The amendment adopted is:

Article 3 of the Charter is deleted in its entirety and the following is inserted in lieu thereof:

3.               The address of the principal office of the corporation in the state of Tennessee shall be 49 Music Square West, Nashville, Davidson County, Tennessee 37203.

3.             The amendment was duly adopted by unanimous written consent of the sole shareholder of the Company on December 5, 1985.

Dated: December 5, 1985

BANK TRAVEL CLUBS OF AMERICA, INC.

	By:	/s/ John D. Whalley
JOHN D. WHALLEY

ARTICLES OF AMENDMENT TO THE CHARTER

OF

BANK TRAVEL CLUBS OF AMERICA, INC.

Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.                                       The name of the corporation is Bank Travel Clubs of America, Inc.

2.                                       The amendment adopted is:

“The name of the corporation is: “TELETRAVEL SERVICES, INC.”

3.                                       The amendment was duly adopted by the unanimous written consent of the shareholder on October 10, 1986.

4.                                       If the amendment is not to be effective when these articles are filed by the Secretary of State, the date it will be effective is November 1, 1986.

Dated October 10, 1986.

BANK TRAVEL CLUBS OF AMERICA, INC.

	By:	/s/ Howard Sanders
		Name:	Howard Sanders
		Title:	President

ARTICLES OF AMENDMENT TO THE CHARTER

OF TELETRAVEL SERVICES, INC.

Pursuant to the provision of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.                                       The name of the corporation is: Teletravel Services, Inc.

2.                                       The text of each amendment adopted is: Paragraph 1 of the charter is deleted and the following is inserted in lieu thereof:  “The name of the corporation is CUC Travel Services, Inc.”

3.                                       The corporation is a for-profit corporation.

4.                                       The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

5.                                       The amendment was duly adopted on February 24, 1988 by the board of directors and the sole shareholder of the corporation.

6.                                       If the amendment is not to be effective when these articles are filed by the Secretary of State, the date it will be effective is March 1, 1988.

February 24, 1988	Teletravel Services, Inc.
Signature Date	Name of Corporation

Chairman and Chief
Executive Officer	/s/ Mack Koonce
Signer’s Capacity	Signature

Mack Koonce
Name

ARTICLES OF MERGER

OF

CARDWELL TRAVEL CENTER, INC.

INTO

CUC TRAVEL SERVICES, INC.

Pursuant to the provisions of Section 48-21-105 of the Tennessee Business Corporation Act, the undersigned corporations adopt the following articles of merger:

1.                                       The Plan of Merger is attached hereto as Annex A.

2.                                       The Plan of Merger was duly adopted by written consent of the Board of Directors of Cardwell Travel Center, Inc. on May 22, 1989, and was duly approved by written consent of the sole shareholder of Cardwell Travel Center, Inc. on May 22, 1989.

3.                                       The Plan of Merger was duly adopted by written consent of the Board of Directors of CUC Travel Services, Inc. on May 22, 1989, and was duly approved by written consent of the sole shareholder of CUC Travel Services, Inc. on May 22, 1989.

4.                                       The Merger shall become effective May 24, 1989 at 5:00 p.m., E.D.T.

CARDWELL TRAVEL CENTER, INC.

May 22, 1989	By:	/s/ Stuart L. Bell
Name: Stuart L. Bell
Title: Vice President

CUC TRAVEL SERVICES, INC.

May 22, 1989	By:	/s/ Stuart L. Bell
Name: Stuart L. Bell
Title: Vice President

ANNEX A

PLAN OF MERGER

FIRST: The name of each constituent corporation and the state under the laws of which each is organized are:

Name of Corporation	State

Cardwell Travel Center, Inc.	Virginia

CUC Travel Services, Inc.	Tennessee

SECOND:  At the Effective Time (as hereinafter defined), Cardwell Travel Center, Inc. will be merged with and into CUC Travel Services, Inc. (the “Merger”).

THIRD:  The name of the surviving corporation is CUC Travel Services, Inc. (the “Surviving Corporation”).

FOURTH:  The Merger shall become effective May 24, 1989 at 5:00 p.m., E.D.T. (the “Effective Time”).

FIFTH:  Each share of common stock, par value $100 per share, of Cardwell Travel Center, Inc. outstanding immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto. Each share of common stock, no par value per share, of CUC Travel Services, Inc. outstanding immediately prior to the Effective Time shall remain outstanding.

SIXTH:  The charter of CUC Travel Services, Inc. at the Effective Time shall be the charter of the Surviving Corporation until amended in accordance with applicable law.

SEVENTH: The by-laws of CUC Travel Services, Inc. at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

EIGHTH:  The directors and officers of CUC Travel Services, Inc. at the Effective Time shall be the directors and officers of the Surviving Corporation and shall serve until their successors are duly elected or appointed and qualified.

NINTH: The officers of each corporation party to the Merger shall be and hereby are authorized to do all acts and things necessary and proper to effect the Merger.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this instrument to be duly executed by its authorized officers on this 22nd day of May, 1989.

CARDWELL TRAVEL CENTER, INC.

By:	/s/ Stuart L. Bell
Name: Stuart L. Bell
Title: Vice President

CUC TRAVEL SERVICES, INC.

By:	/s/ Stuart L. Bell
Name: Stuart L. Bell
Title: Vice President

ARTICLES OF AMENDMENT TO THE CHARTER

CORPORATE CONTROL NUMBER (IF KNOWN)

PURSUANT TO THE PROVISIONS OF SECTION 48–20–106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

PLEASE MARK THE BLOCK THAT APPLIES:

☒	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐	AMENDMENT IS TO BE EFFECTIVE
	MONTH		DAY		YEAR

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD: CUC Travel Services, Inc.
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: Cendant Travel, Inc.
2.	PLEASE INSERT ANY CHANGES THAT APPLY A. PRINCIPAL ADDRESS: (Street)

	(City)	(State)	(Zip Code)

B. REGISTERED AGENT:

C. REGISTERED ADDRESS: (Street)

	(City)	(State)	(Zip Code)	(County)

D. OTHER CHANGES:

3.	THE CORPORATION IS FOR PROFIT.

4.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

5.	THE AMENDMENT WAS DULY ADOPTED ON	January	19,	1998	BY:
		MONTH	DAY	YEAR

(NOTE: PLEASE MARK THE BLOCK THAT APPLIES)

☐	THE INCORPORATORS.

☐	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

☒	THE SHAREHOLDERS.

Executive Vice President	/S/ E. Kirk Shelton
SIGNER’S CAPACITY	SIGNATURE

E. Kirk Shelton
NAME OF SIGNER

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit)	For Office Use Only

CORPORATE CONTROL NUMBER (IF KNOWN)

PURSUANT TO THE PROVISIONS OF SECTION 48-60-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:
Cendant Travel, Inc.
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
Travelport Fulfillment Services, Inc.

2.     PLEASE MARK THE BLOCK THAT APPLIES:

☒    AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐    AMENDMENT IS TO BE EFFECTIVE,                                                                           (MONTH, DAY, YEAR)

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

3. PLEASE INSERT ANY CHANGES THAT APPLY:
A. PRINCIPAL ADDRESS:
STREET ADDRESS

CITY	STATE/COUNTY	ZIP CODE
B. REGISTERED AGENT:
C. REGISTERED ADDRESS:
STREET ADDRESS
TN
CITY	STATE	ZIP CODE	COUNTY
D. OTHER CHANGES:
4. THE CORPORATION IS FOR PROFIT.
5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6.     THE AMENDMENT WAS DULY ADOPTED ON September 7, 2006 (MONTH , DAY, YEAR) BY (Please mark the block that applies):

☐    THE INCORPORATORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

☐    THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

☒    THE SHAREHOLDERS.

7.     INDICATE WHICH OF THE FOLLOWING STATEMENTS APPLIES BY MARKING THE APPLICABLE BLOCK:

☐    ADDITIONAL APPROVAL FOR THE AMENDMENT (AS PERMITTED BY §48-60-301 OF THE TENNESSEE NONPROFIT CORPORATION ACT) WAS NOT REQUIRED.

☐    ADDITIONAL APPROVAL FOR THE AMENDMENT WAS REQUIRED BY THE CHARTER AND WAS OBTAINED.

Vice President and Asst. Secretary	/s/ Rochelle J. Boas

SIGNER’S CAPACITY	SIGNATURE

September 7, 2006	Rochelle J. Boas

DATE	NAME OF SIGNER (TYPED OR PRINTED)

SS-4416 (Rev. 10/01)	Filing Fee: $20	RDA 1678